Exhibit 99.1

Company Contact Alexis Waadt, Director of Investor Relations Airgain, Inc. investors@airgain.com	Investor Contact Matt Glover or Najim Mostamand Liolios Group, Inc. +1 949 574 3860 AIRG@liolios.com

Airgain Reports Second Quarter 2017 Financial Results

San Diego, CA, August 7, 2017 – Airgain, Inc. (NASDAQ: AIRG), Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking, today reported unaudited results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Revenue up 32% to $13.0 million

•	Gross margin of 47.0%

•	GAAP Earnings per diluted share of ($0.01)

•	Non-GAAP Earnings per diluted share of $0.10

•	Adjusted EBITDA decreased 8% to $1.2 million

Second Quarter 2017 Financial Results

Sales increased 32% to $13.0 million from $9.9 million in the same year-ago period. The increase was primarily driven by a continued increase in product sales, as well as the revenue contribution from the assets acquired from Antenna Plus in April 2017.

Gross profit for the second quarter of 2017 grew 35% to $6.1 million from $4.5 million in Q2 of last year. Gross margin as a percentage of sales increased to 47.0% in the second quarter of 2017, compared to 46.1% in the same year-ago period.

Total operating expenses for the second quarter of 2017 grew 75% to $6.2 million from $3.6 million in Q2 of last year. The increase was primarily due to higher personnel expenses to support the Company’s sales, marketing, and R&D initiatives, on-going expenses related to Antenna Plus, as well as $795 thousand in acquisition related expenses.

Net loss attributable to common stockholders totaled $70 thousand or ($0.01) per diluted share (based on 9.5 million shares), compared to a net income attributable to common stockholders of $700 thousand or $0.15 per diluted share (based on 4.5 million shares) in the same year-ago period.

Non-GAAP Net income attributable to common stockholders totaled $1.1 million or $0.10 per diluted share (based on 10.2 million shares), compared to non-GAAP net income attributable to common stockholders of $554 thousand or $0.19 per diluted share (based on 6.0 million shares) in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrants, acquisition transaction costs and share-based compensation) decreased 8% to $1.2 million from $1.3 million in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Second Quarter 2017 Key Performance Indicators (compared to same year-ago period excluding the Antenna Plus acquisition)

•	The average selling price (ASP) per device increased 22% to $0.99

•	Total customer devices decreased 2.6% or 0.3 million devices to 11.7 million devices

•	The average number of antennas per device increased 16% to 3.51

Management Commentary

“Overall, the second quarter of 2017 represented a continuation of the same strong growth and momentum Airgain has achieved over the last several quarters and years,” said Airgain’s President and Chief Executive Officer, Charles Myers. “Our total revenue increased 32% year-over-year, while our gross margins comfortably exceeded our 40% operating model. Supplementing this healthy financial performance was our continued progress on the operational front.

“This progress was highlighted most notably with the closing of the Antenna Plus acquisition. Although we are only three months into the acquisition, we are already seeing many new opportunities where Airgain’s engineering expertise can also strengthen and accelerate our existing connected car product lines.

“Looking at some of the other areas of our business, we were very active in the Low Power Wide Area Network (LPWAN) space during the quarter, participating in two additional network trials and reference designs. On top of that, we also started to see the ramp of another major U.S. carrier’s 802.11ac strategy. Finally, one of our major new retail router programs hit volume production, which is a significant revenue opportunity outside of our core antenna business, with corresponding higher per antenna ASPs.

“As we head into the second half of 2017, we will continue to execute on the strategies which have driven our historical success. While we are still excelling in our core connected home and IoT markets, we are also working to develop and further expand other opportunities within the enterprise, automotive and industrial IoT markets.”

Conference Call

Airgain management will hold a conference call today, August 7, 2017 at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time) to discuss these results and provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Monday, August 7, 2017

Time: 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time)

U.S. dial-in: 1-877-451-6152

International dial-in: 1-201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay in the investor relations section of the company’s website.

A replay of the call will be available after 7:30 p.m. Eastern Standard Time on the same day through September 7, 2017.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13665679

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of home, enterprise, and industrial devices. Our innovative antenna systems open up exciting new possibilities in wireless services requiring high speed throughput, broad coverage footprint, and carrier grade quality. Our antennas are found in devices deployed in carrier, enterprise, and residential wireless networks and systems, including set-top boxes, access points, routers, gateways, media adapters, digital televisions, and Internet of Things (IoT) devices. Airgain partners with and supplies the largest blue chip brands in the world, including original equipment and design manufacturers, chipset makers, and global operators. Airgain is headquartered in San Diego, California, and maintains design and test centers in San Diego, Cambridge, United Kingdom, and Suzhou and Shenzhen, China. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our ability to strengthen and accelerate Antenna Plus’ existing product lines, potential significant revenue and ASP opportunities outside of our traditional core embedded antenna business and our ability to further expand other opportunities within the enterprise, automotive and industrial IoT markets. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: adjustments to the unaudited financial results reported for the second quarter ended June 30, 2017 in connection with the completion of the company’s final closing process and procedures, final adjustments, and other developments that may arise during the preparation of our Quarterly Report on Form 10-Q; the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; risks associated with integrating the Antenna Plus business into our current business; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement Airgain’s condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA), non-GAAP Net income attributable to common stockholders (non-GAAP Net income), and non-GAAP Earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, the fair market value adjustments for warrants, and acquisition related expenses, which include due diligence, legal, integration, and regulatory expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. In addition, our recent acquisition related activities resulted in operating expenses that would not have otherwise been incurred. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period. Furthermore, we believe the consideration of measures that exclude such acquisition related expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last three tables at the end of this release.

Airgain, Inc.

Unaudited Condensed Balance Sheets

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$36,582,992	$45,161,403
Trade accounts receivable, net	8,097,808	5,154,996
Inventory	609,240	146,815
Prepaid expenses and other current assets	401,774	349,550

Total current assets	45,691,814	50,812,764
Property and equipment, net	1,157,517	807,086
Goodwill	2,740,447	1,249,956
Customer relationships, net	3,941,418	2,822,918
Intangible assets, net	2,406,415	286,719
Other assets	195,264	84,060

Total assets	$56,132,875	$56,063,503

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,153,498	$3,949,005
Accrued bonus	1,198,950	1,748,551
Accrued liabilities	1,246,430	1,072,242
Deferred purchase price	1,000,000	1,000,000
Current portion of long-term notes payable	1,333,333	1,388,563
Current portion of deferred rent obligation under operating lease	81,332	81,332

Total current liabilities	9,013,543	9,239,693
Long-term notes payable	666,667	1,333,333
Deferred tax liability	27,497	6,166
Deferred rent obligation under operating lease	390,432	451,909

Total liabilities	10,098,139	11,031,101
Stockholders’ equity:
Common shares, par value $0.0001, 200,000,000 shares authorized at June 30, 2017 and December 31, 2016; 9,544,250 and 9,275,062 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	955	928
Additional paid in capital	89,269,807	88,582,470
Accumulated deficit	(43,236,026)	(43,550,996)

Total stockholders’ equity	46,034,736	45,032,402
Commitments and contingencies

Total liabilities and stockholders’ equity	$56,132,875	$56,063,503

Airgain, Inc.

Unaudited Condensed Statements of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Sales	$13,013,143	$9,856,317	$24,265,560	$18,368,623
Cost of goods sold	6,891,619	5,309,556	12,855,577	10,144,237

Gross profit	6,121,524	4,546,761	11,409,983	8,224,386

Operating expenses:
Research and development	1,819,288	1,342,403	3,416,087	2,664,090
Sales and marketing	1,792,010	1,383,755	3,420,151	2,624,859
General and administrative	2,637,380	846,555	4,275,419	1,844,795

Total operating expenses	6,248,678	3,572,713	11,111,657	7,133,744

Income (loss) from operations	(127,154)	974,048	298,326	1,090,642
Other expense (income):
Interest income	(53,965)	—	(91,166)	—
Interest expense	26,713	47,294	57,477	99,770
Fair market value adjustment—warrants	—	(381,455)	—	(460,289)

Total other income	(27,252)	(334,161)	(33,689)	(360,519)
Income (loss) before income taxes	(99,902)	1,308,209	332,015	1,451,161
Provision (benefit) for income taxes	(29,781)	(3,000)	17,045	800

Net income (loss)	(70,121)	1,311,209	314,970	1,450,361
Accretion of dividends on preferred convertible stock	—	(610,781)	—	(1,214,850)

Net income (loss) attributable to common stockholders	$(70,121)	$700,428	$314,970	$235,511

Net income (loss) per share:
Basic	$(0.01)	$0.97	$0.03	$0.34

Diluted	$(0.01)	$0.15	$0.03	$(0.32)

Weighted average shares used in calculating income (loss) per share:
Basic	9,520,285	724,979	9,440,368	695,415

Diluted	9,520,285	4,479,505	10,279,096	695,415

Airgain, Inc.

Unaudited Condensed Statements of Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2016	9,275,062	$928	$88,582,470	$(43,550,996)	$45,032,402

Stock-based compensation	—	—	249,888	—	249,888
Exercise of stock options	211,713	21	436,674	—	436,695
Shares issued pursuant to stock awards	57,475	6	(6)	—	—
Reversal of costs related to secondary offering	—	—	781	—	781
Net income	—	—	—	314,970	314,970

Balance at June 30, 2017	9,544,250	$955	$89,269,807	$(43,236,026)	$46,034,736

Airgain, Inc.

Unaudited Condensed Statements of Cash Flows

	For the Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$314,970	$1,450,361
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	222,459	236,357
Amortization	321,804	182,666
Fair market value adjustment - warrants	—	(460,289)
Stock-based compensation	249,888	112,168
Deferred tax liability	21,331	—
Changes in operating assets and liabilities:
Trade accounts receivable	(2,358,425)	(888,337)
Inventory	(29,655)	42,509
Prepaid expenses and other assets	(163,428)	(93,246)
Accounts payable	82,617	827,453
Accrued bonus	(549,601)	(539,000)
Accrued liabilities	174,187	139,204
Deferred obligation under operating lease	(61,477)	(53,366)

Net cash provided by (used in) operating activities	(1,775,330)	956,480
Cash flows from investing activities:
Cash paid for acquisition	(6,348,730)	—
Purchases of property and equipment	(169,931)	(47,030)

Net cash used in investing activities	(6,518,661)	(47,030)
Cash flows from financing activities:
Repayment of notes payable	(721,896)	(810,090)
Deferred costs related to initial public offering	—	(247,475)
Reversal of costs related to initial public offering	781	—
Proceeds from exercise of stock options	436,695	72,300

Net cash used in financing activities	(284,420)	(985,265)
Net decrease in cash and cash equivalents	(8,578,411)	(75,815)
Cash and cash equivalents, beginning of period	45,161,403	5,335,913

Cash and cash equivalents, end of period	$36,582,992	$5,260,098

Supplemental disclosure of cash flow information
Interest paid	$60,934	$99,769
Supplemental disclosure of non-cash investing and financing activities:
Accretion of Series E, F, and G preferred redeemable convertible stock to redemption amount	$—	$1,072,332
Conversion of warrants	$—	$249,215

Airgain, Inc.

Unaudited Reconciliation of GAAP to non-GAAP Net Income

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of GAAP to non-GAAP Net Income
Net income (loss) attributable to common stockholders	$(70,121)	$700,428	$314,970	$235,511
Stock-based compensation expense	176,414	83,274	249,888	112,168
Amortization	224,458	91,333	321,804	182,666
Acquisition expenses	795,469	16,203	795,469	54,387
Other income	(27,252)	(334,161)	(33,689)	(360,519)
Provision for income taxes	(29,781)	(3,000)	17,045	800

Non-GAAP net income attributable to common stockholders	$1,069,187	$554,077	$1,665,487	$225,013

Non-GAAP net income per share:
Basic	$0.11	$0.76	$0.18	$0.32

Diluted	$0.10	$0.19	$0.16	$0.15

Weighted average shares used in calculating non-GAAP income per share:
Basic	9,520,285	724,979	9,440,368	695,415

Diluted	10,196,497	5,958,372	10,279,096	2,124,734

Airgain, Inc.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of Net Income to Adjusted EBITDA
Net income (loss)	$(70,121)	$1,311,209	$314,970	$1,450,361
Stock-based compensation expense	176,414	83,274	249,888	112,168
Depreciation and amortization	331,470	210,245	544,263	419,023
Acquisition expenses	795,469	16,203	795,469	54,387
Other income	(27,252)	(334,161)	(33,689)	(360,519)
Provision for income taxes	(29,781)	(3,000)	17,045	800

Adjusted EBITDA	$1,176,199	$1,283,770	$1,887,946	$1,676,220